PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
 (To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:      1946



                            Merrill Lynch & Co., Inc.

                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:          $60,000,000


CUSIP Number:              59018S 5W0


Interest Rate:             7.03000%


Original Issue Date:       April 12, 2000


Stated Maturity Date:      October 12, 2001


Interest Payment Dates:    Semi-Annually, on the 12th of April and October,
                           commencing on October 12, 2000, subject to the following business day convention.

Repayment at the Option
of the Holder:             The Notes cannot be repaid prior to the Stated
                           Maturity Date.

Redemption at the Option
of the Company:            The Notes cannot be redeemed prior to the Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.


Trustee:                   The Chase Manhattan Bank


Dated:                     April 7, 2000